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                      [LETTERHEAD OF GRANT THORNTON LLP]
                             ACCOUNTANTS' CONSENT



     We have issued our report dated August 23, 1996, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc. which are incorporated within the Annual Report on Form 10-K for the year ended June 30, 1996. We hereby consent to the incorporation by reference of said report in Frankfort First Bancorp, Inc.'s Form S-8.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
September 25, 1996